UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
 ____________________
Date of Report (Date of earliest event reported): January 18, 2019
Accenture plc
(Exact name of registrant as specified in its charter)

Ireland	001-34448	98-0627530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Grand Canal Square
Grand Canal Harbour
Dublin 2, Ireland
(Address of principal executive offices)
Registrant’s telephone number, including area code: (353) (1) 646-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, Mr. Pierre Nanterme has stepped down as Chairman and CEO and as a director of Accenture plc (the “Company”) for health reasons that were previously disclosed in July 2016, and is now serving as advisor to the CEO. In connection with Mr. Nanterme’s prior service as CEO of the Company, Mr. Nanterme held unvested restricted share units granted under the Company’s Leadership Performance Equity Award Program that would have fully vested on the earlier of February 1, 2019 or in the event of death or disability. He also held unvested restricted share units granted under the Company’s Key Executive Performance Share Program in 2017, 2018 and 2019 (the “Key Executive Awards”) that would have fully vested following the end of the applicable performance period, subject to continued employment or following the termination of employment in the event of death or disability. In recognition of Mr. Nanterme’s outstanding career at the Company, and after considering various other factors, including the advice of its independent outside compensation consultant, the Compensation Committee of the Board of Directors of the Company determined to waive the remaining vesting conditions for these awards effective on January 18, 2019, with the 2017 and 2018 Key Executive Awards to be settled based on the Company’s current performance against the applicable operating income and relative total shareholder return performance targets thereunder and the 2019 Key Executive Award to be settled at target. As a result, a total of 410,612 of the Company’s Class A Ordinary Shares, prior to satisfaction of any withholding obligations, were issued in full settlement of such awards and dividend equivalents previously earned on such awards in accordance with Mr. Nanterme’s equity award agreements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 22, 2019	ACCENTURE PLC

	By:	/s/ Joel Unruch
	Name:	Joel Unruch
	Title:	Corporate Secretary